UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 28, 2011
(Date of Report – date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Pursuant to Item 3.01(a), Brookfield Homes Corporation (the “Company”) is disclosing that on February 28, 2011 it received a notice (the “Notice”) from the New York Stock Exchange that the Company, as a result of the death on February 17, 2011 of one of the members of its audit committee, Robert A. Ferchat, is deficient in meeting the requirements of Section 303A.07(a) the Listed Company Manual, which requires an issuer to have three members on its audit committee.
As the event of noncompliance is due to the death of a director, the NYSE has informed the Company that it will not append a “below compliance indicator” over the consolidated tape, or include the Company on the list of noncompliant issuers on www.nyx.com, until August 16, 2011.
Given that the merger and contribution transactions to which the Company is a party (the “transaction”) is expected to be completed in the first quarter of 2011, no further meetings of the audit committee are scheduled. As a result, the Company does not intend to appoint an additional audit committee member unless the need arises. Following the completion of the transaction, the separate reporting obligations of Brookfield Homes under the Securities Exchange Act of 1934, as amended, will cease, and the Company will no longer be listed on the NYSE.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  March 4, 2011

BROOKFIELD HOMES CORPORATION
By:	/s/ CRAIG J. LAURIE
Craig J. Laurie
Chief Financial Officer